UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2007

O'REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	44-0618012
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition

On April 24, 2007, O’Reilly Automotive, Inc. issued a press release announcing their 2007 first quarter earnings. The text of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated April 24, 2007

The information in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2007	O’REILLY AUTOMOTIVE, INC.

By: /s/ Thomas McFall
Thomas McFall
Senior Vice President of Finance
Chief Financial Officer
(principal financial officer)

Exhibit 99.1

For further information contact:	Greg Henslee

Tom McFall

(417) 862-3333

O’REILLY AUTOMOTIVE, INC., REPORTS FIRST QUARTER 2007 EARNINGS

6.8% INCREASE IN COMPARABLE STORE SALES

20.0% INCREASE IN DILUTED EARNINGS PER SHARE

Springfield, MO, April 24, 2007 -- O’Reilly Automotive, Inc. (“O’Reilly” or “the Company”) (Nasdaq: ORLY) today announced record revenues and earnings for the first quarter ended March 31, 2007, representing 54 consecutive quarters of record revenues, earnings and comparable store sales increases for O’Reilly since becoming a public company in April 1993.

Net income for the first quarter ended March 31, 2007, totaled $48.4 million, up 19.3% from $40.6 million for the same period in 2006. Diluted earnings per common share for the first quarter of 2007 increased 20.0% to $0.42 on 115.5 million shares compared to $0.35 for the first quarter of 2006 on 114.6 million shares. Sales for the three months ended March 31, 2007, totaled $613 million, up 14.3% from $537 million for the same period a year ago. Gross profit for the first quarter of 2007 increased to $269 million (or 43.9% of sales) from $233 million (or 43.5% of sales) for the first quarter of 2006, representing an increase of 15.4%. Operating, Selling, General and Administrative (“OSG&A”) expenses increased to $192 million (or 31.3% of sales) for the first quarter of 2007 from $168 million (or 31.4% of sales) for the first quarter of 2006, representing an increase of 14.0%.

Comparable store sales for stores open at least one year increased 6.8% and 3.8% for the first quarter of 2007 and 2006, respectively.

“We are very pleased with our outstanding results in the first quarter, particularly our 6.8% increase in comparable store sales.” Greg Henslee, CEO and Co-President stated, “Team O’Reilly’s continued commitment to customer service and expense control has resulted in another record quarter for sales and earnings. Every team member is focused on doing their part to make O’Reilly’s 50th year in business our best year ever.”

“We opened 47 new stores during the first quarter and are on track to hit our target of 190 to 195 new stores in 2007,” stated Ted Wise, COO and Co-President. “Our aggressive expansion efforts, dual market strategy and commitment to providing the best customer service in the industry are moving us toward achieving our goal of $4 billion in sales by 2010.”

The Company will host a conference call Wednesday, April 25, 2007, at 10:00 a.m. central time to discuss its results as well as future expectations. Investors may listen to the conference call live on the Company’s web site, www.oreillyauto.com, by clicking on “Investor Relations” then “News Room.”

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O’Reilly family, the Company operated 1,687 stores in the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of March 31, 2007.

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as “expect,” “believe,” “anticipate,” “should,” “plan,” “intend,” “estimate,” “project,” “will” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the Risk Factors sections of the Company’s Form 10-K for the year ended December 31, 2006, for more details.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2007	March 31, 2006	December 31, 2006
	(Unaudited)	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$90,217	$55,290	$29,903
Accounts receivable, net	87,309	74,575	81,048
Amounts receivable from vendors, net	46,828	60,372	47,790
Inventory	825,206	753,760	812,938
Other current assets	21,129	17,739	28,997
Total current assets	1,070,689	961,736	1,000,676

Property and equipment, at cost	1,276,410	1,038,221	1,214,854
Accumulated depreciation and amortization	345,319	287,576	331,759
Net property and equipment	931,091	750,645	883,095

Notes receivable, less current portion	29,151	27,898	30,288
Other assets, net	62,697	61,449	63,437
Total assets	$2,093,628	$1,801,728	$1,977,496

Liabilities and shareholders' equity
Current liabilities:
Income taxes payable	$1,571	$--	$--
Accounts payable	372,061	312,509	318,404
Accrued payroll	25,130	20,286	21,171
Accrued benefits and withholdings	44,905	46,236	44,032
Deferred income taxes	10,111	10,868	5,779
Other current liabilities	43,425	42,248	44,089
Current portion of long-term debt	312	75,154	309
Total current liabilities	497,515	507,301	433,784

Long-term debt, less current portion	100,390	25,436	110,170
Deferred income taxes	32,297	42,882	38,171
Other liabilities	42,941	19,637	31,275

Shareholders' equity:
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares – 114,126,459 as of March 31, 2007, 113,199,354 as of March 31, 2006 and 113,929,327 as of December 31, 2006	1,141	1,132	1,139
Additional paid-in capital	408,532	380,456	400,552
Retained earnings	1,010,812	824,884	962,405
Total shareholders’ equity	1,420,485	1,206,472	1,364,096
Total liabilities and shareholders’ equity	$2,093,628	$1,801,728	$1,977,496

Note: The balance sheet at December 31, 2006 has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006

Sales	$613,145	$536,547
Cost of goods sold, including warehouse and distribution expenses	343,864	303,119

Gross profit	269,281	233,428
Operating, selling, general and administrative expenses	192,089	168,462

Operating income	77,192	64,966
Other expense, net	10	452

Income before income taxes	77,182	64,514
Provision for income taxes	28,775	23,950

Net income	$48,407	$40,564

Net income per common share	$0.42	$0.36

Net income per common share – assuming dilution	$0.42	$0.35

Weighted-average common shares outstanding	113,936	112,523
Adjusted weighted-average common shares outstanding – assuming dilution	115,537	114,615

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

	March 31,
	2007	2006

Inventory turnover (1)	1.7	1.7
Inventory turnover, net of payables (2)	2.9	2.9

AP to inventory (3)	45.1%	41.5%
Debt-to-capital (4)	6.6%	7.7%
Return on equity (5)	14.2%	15.1%
Return on assets (6)	9.5%	10.0%

	Three Months Ended
	March 31,
	2007	2006
Other Information (in thousands):
Capital Expenditures	$64,089	$47,450
Depreciation and Amortization	$17,436	$15,111
Interest Expense	$749	$1,359
Lease and Rental Expense	$13,694	$12,239

Sales per weighted-average square foot (7)	$53.82	$53.02

Sales per weighted-average store (in thousands) (8)	$361	$353
Square footage (in thousands)	11,339	10,046

Store count:
New stores, net	47	36
Total stores	1,687	1,506

Total employment	22,493	20,312

(1)    Calculated as cost of sales for the last 12 months divided by average inventory. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(2)    Calculated as cost of sales for the last 12 months divided by average inventory less accounts payable. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(3)    Accounts payable divided by inventory.

(4)    The sum of long-term debt and current portion of long-term debt, divided by the sum of long-term debt, current portion of long-term debt and total shareholders’ equity.

(5)    Last 12 months net income divided by average shareholders’ equity. Average shareholders’ equity is calculated by taking a simple average of the beginning and ending shareholders’ equity for the same period used in determining the numerator.

(6)    Last 12 months net income divided by average total assets. Average total assets is calculated by taking a simple average of the beginning and ending total assets for the same period used in determining the numerator.

(7)    Total sales less jobber sales, divided by weighted-average square feet. Weighted-average sales per square foot is weighted to consider the approximate dates of store openings or expansions.

(8)    Total sales less jobber sales, divided by weighted-average stores. Weighted-average sales per store is weighted to consider the approximate dates of store openings or expansions.